Exhibit 99.1

CoBiz Inc. Reports 23% Diluted EPS Growth for the Third Quarter 2006

Denver —  CoBiz Inc. (Nasdaq: COBZ), a financial services holding company with $2.1 billion in assets, reported third quarter 2006 diluted EPS of $0.27, an increase of 22.7% from third quarter 2005 diluted EPS of $0.22.  For the year-to-date 2006 period, diluted EPS was $0.74, an increase of 19.4% from 2005 year-to-date diluted EPS of $0.62.  Return on average equity was 16.6% for the current quarter versus 14.9% a year earlier, and 16.1% year-to-date versus 14.9% in the prior year’s period.  Return on average assets was 1.18% for the current quarter versus 1.08% a year earlier, and 1.14% year-to-date versus 1.07% in the prior year’s period.

Third Quarter 2006 Highlights
(Compared with one year ago)

•             Net interest income grew 10.2%

•             Non-interest income increased 34.1%

•             Average loans and deposits were up 20.5% and 12.4%, respectively

•             Credit quality remains strong with 0.03% nonperforming assets to total assets

“Our performance this quarter highlights the strength of our franchise and the synergies we have built between our core banking and fee-based businesses,” said Chairman and CEO Steve Bangert.  “The increased earnings across all operating segments of our company reflect the positive impact of our banking operations and our ongoing strategy to reduce our exposure to interest rates by increasing our non-interest income.”

Net Interest Income & Margin

Net interest income for the third quarter of 2006 increased to $20.2 million, up $1.9 million or 10.2% versus the third quarter of 2005.  Year-to-date net interest income for 2006 was $58.6 million, up $6.3 million or 12.1% over the same period last year.  These increases were primarily attributable to strong loan growth in both the Colorado and Arizona markets.

The net interest margin decreased during the third quarter, down 16 basis points compared to the prior year’s quarter (4.14% versus 4.30%) and down six basis points on a year-to-date basis compared to the same period in 2005 (4.19% versus 4.25%).

“Our net interest income growth was excellent during the third quarter and reflects the continued strong economy in both the Colorado and Arizona markets,” said Bangert.  “However, the margin was slightly below our expectations due to the sizeable yield curve inversion during the quarter, the Federal Reserve’s decision to halt interest rate increases in early August, and continued competitive deposit pricing pressures in both of our markets.”

Non-Interest Income

Non-interest income for the third quarter of 2006 increased to $7.3 million, up $1.9 million or 34.1% over the third quarter of 2005.  For the year-to-date period, non-interest income reached $20.8 million, an increase of $3.4 million or 19.3% versus the same period in 2005.  As a percentage of total operating revenue, non-interest income increased to 26.5% in the third quarter of this year compared to 22.9% in the third quarter of 2005.

Each of the Company’s fee-based businesses posted increased revenue for the quarter.  The Investment Banking Services and Insurance segments posted particularly strong increases of 46.2% and 47.6%, respectively, versus the same quarter in 2005.  For the year, these two segments generated growth of 52.9% and 17.8%, respectively.

“We have been pleased with the growth in our insurance businesses, particularly the wealth transfer division at Financial Designs,” commented Bangert.  “In addition, investment banking had a strong quarter and the pipeline at Green Manning & Bunch is very healthy and should translate into a good fourth quarter.”

Operating Expenses

Operating expenses increased $2.2 million or 14.7% versus the third quarter of 2005.  On a year-to-date basis, operating expenses increased $5.4 million or 11.7%.  The increase in expenses during both periods was due to increases in compensation, primarily from the continued hiring of seasoned bankers, bonuses paid in conjunction with the quarter’s increases in fee-based income and the impact of expensing stock-based compensation under SFAS 123(R).

The efficiency ratio decreased to 63.5% during the third quarter of 2006 versus 64.2% in the prior year’s quarter.  For the year, the efficiency ratio is 64.0% versus 65.2% in the same period of 2005.

Loans and Deposits

Average loan balances were $1.48 billion during the quarter, an increase of $248.4 million or 20.2% over balances of $1.23 billion one year ago.  Arizona Business Bank grew its loan balances by 29.0% on a period-ending basis while Colorado Business Bank experienced 14.7% growth.  On a dollar basis, the growth was evenly split between the two markets.  Loan balances grew at a 16.7% annualized pace during the third quarter, with Arizona and Colorado increasing 28.1% and 10.7%, respectively.

Average deposit balances were $1.40 billion during the quarter, an increase of $113.0 million or 8.7% over balances of $1.29 billion one year ago.  Period-ending deposits and customer repurchase agreements grew $185.3 million or 12.7% versus the prior year’s quarter.  On this basis, the Colorado and Arizona banks grew balances by 13.1% and 11.3%, respectively.

“The loan growth in both of our markets was excellent during the third quarter, led by very strong growth in our C&I portfolio,” stated Bangert.  “Although we continued to experience heightened competition for deposit balances during the quarter, the fourth quarter has historically been our strongest quarter for deposit gathering.”

Credit Quality

Credit quality continued to be strong during the third quarter with nonperforming assets to total assets of three basis points (0.03%), a slight improvement from the prior year’s level of four basis points (0.04%).  The allowance for loan and credit losses increased to $18.3 million at quarter-end, up $1.9 million from last year’s $16.4 million allowance.  Contributing to the increase were loan recoveries of $0.4 million during the third quarter.  For the year, the Company’s loan recoveries have exceeded loan charge-offs by $0.2 million.

The allowance for loan and credit losses as a percentage of total loans decreased to 1.21% at the end of the quarter, compared to 1.29% a year ago.  The decrease in the percentage of allowance for loan and credit losses to total loans is consistent with the overall improvement in our credit quality measures.

Earnings Conference Call

In conjunction with this earnings release, you are invited to listen to the company’s conference call on Friday, October 20, 2006 at 11:00 am ET with Steve Bangert, CoBiz chairman and CEO. The call can be accessed over the Internet at http://www.videonewswire.com/event.asp?id=35785 or by telephone at (888) 868-9079  (conference ID #7888474).  International callers may dial (973) 935-8510.

Contact Information

CoBiz Inc.
Lyne Andrich 303.312.3458
Sue Hermann 303.312.3488

About CoBiz Inc.

CoBiz Inc. (www.cobizinc.com) is a $2.1 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

Forward-looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Inc.

September 30, 2006

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
INCOME STATEMENT DATA
Interest income	$35,759	$27,011	$99,699	$74,703
Interest expense	15,595	8,712	41,114	22,451
NET INTEREST INCOME BEFORE PROVISION	20,164	18,299	58,585	52,252
Provision for loan and credit losses	75	847	1,162	1,942
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	20,089	17,452	57,423	50,310
Noninterest income	7,283	5,430	20,842	17,464
Noninterest expense	17,487	15,243	50,906	45,556
INCOME BEFORE INCOME TAXES	9,885	7,639	27,359	22,218
Provision for income taxes	3,629	2,595	10,018	7,942
NET INCOME	$6,256	$5,044	$17,341	$14,276

EARNINGS PER COMMON SHARE
BASIC	$0.28	$0.23	$0.77	$0.64
DILUTED	$0.27	$0.22	$0.74	$0.62
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	22,612	22,217	22,504	22,135
DILUTED	23,437	23,095	23,322	23,081

COMMON SHARES OUTSTANDING AT PERIOD END			22,650	22,224
BOOK VALUE PER SHARE - COMMON			$6.87	$5.97

PERIOD END BALANCES
Total Assets			$2,130,468	$1,864,518
Loans (net)			1,498,779	1,254,051
Goodwill and Intangible Assets			41,662	41,628
Deposits			1,396,337	1,312,458
Junior Subordinated Debentures			72,166	72,166
Common Shareholders’ Equity			155,628	132,632
Interest-Earning Assets			1,974,052	1,720,392
Interest-Bearing Liabilities			1,518,651	1,284,220

BALANCE SHEET AVERAGES
Average Assets			$2,031,782	$1,787,243
Average Loans (net)			1,403,588	1,163,400
Average Deposits			1,371,748	1,220,945
Average Junior Subordinated Debentures			72,166	69,346
Average Common Shareholders’ Equity			143,965	128,255
Average Interest-Earning Assets			1,881,317	1,652,586
Average Interest-Bearing Liabilities			1,444,620	1,252,024

CoBiz Inc.

September 30, 2006

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
PROFITABILITY MEASURES
Net Interest Margin	4.14%	4.30%	4.19%	4.25%
Efficiency Ratio	63.54%	64.18%	64.00%	65.15%
Return on Average Assets	1.18%	1.08%	1.14%	1.07%
Return on Average Common Shareholders’ Equity	16.60%	14.90%	16.10%	14.88%
Noninterest Income as a Percentage of Operating Revenues	26.53%	22.88%	26.24%	25.05%

CREDIT QUALITY
Nonperforming Loans
Loans 90 days or more past due and still accruing interest			$196	$225
Nonaccrual Loans			448	480
Total Nonperforming loans			$644	$705
Repossessed Assets			—	6
Total Nonperforming assets			$644	$711

Charge-offs			(288)	(612)
Recoveries			512	436
Net Charge-Offs			$224	$(176)

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			0.03%	0.04%
Nonperforming Loans to Total Loans			0.04%	0.06%
Allowance for Loan and Credit Losses to Total Loans			1.21%	1.29%
Allowance for Loan and Credit Losses to Nonperforming Loans			2840.37%	2331.91%

CoBiz Inc.

September 30, 2006

(unaudited)

(Dollars in thousands)

	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Net interest income
Quarter ended September 30, 2006	$13,986	$7,487	$34	$5	$(2)	$(1,346)	$20,164
Quarter ended June 30, 2006	$13,999	$6,852	$7	$6	$2	$(1,304)	$19,562
Annualized quarterly growth	(.4)%	36.8%	1,530.3%	(66.1)%	(793.5)%	12.8%	12.2%

Quarter ended September 30, 2005	$13,333	$5,923	$4	$3	$—	$(964)	$18,299
Annual growth	4.9%	26.4%	750.0%	66.7%	(100.0)%	(39.6)%	10.2%

Noninterest income
Quarter ended September 30, 2006	$1,251	$418	$1,063	$1,030	$3,525	$(4)	$7,283
Quarter ended June 30, 2006	$1,135	$361	$1,908	$1,042	$2,766	$7	$7,219
Annualized quarterly growth	40.5%	62.6%	(175.7)%	(4.6)%	108.9%	(623.4)%	3.5%

Quarter ended September 30, 2005	$1,043	$293	$727	$978	$2,389	$—	$5,430
Annual growth	19.9%	42.7%	46.2%	5.3%	47.6%	(100.0)%	34.1%

Net income
Quarter ended September 30, 2006	$5,019	$2,219	$(68)	$49	$229	$(1,192)	$6,256
Quarter ended June 30, 2006	$4,583	$2,101	$317	$25	$(14)	$(1,206)	$5,806
Annualized quarterly growth	37.7%	22.3%	(481.8)%	380.9%	(6,886.3)%	(4.6)%	30.7%

Quarter ended September 30, 2005	$4,625	$1,513	$(123)	$30	$(63)	$(938)	$5,044
Annual growth	8.5%	46.7%	44.7%	63.3%	463.5%	(27.1)%	24.0%

Earnings Per Share (Diluted)
Quarter ended September 30, 2006	$0.21	$0.10	$—	$—	$0.01	$(0.05)	$0.27
Quarter ended June 30, 2006	$0.20	$0.09	$0.01	$—	$—	$(0.05)	$0.25
Annualized quarterly growth	19.8%	44.1%	(396.7)%	—	—	.0%	31.7%

Quarter ended September 30, 2005	$0.20	$0.07	$(0.01)	$—	$—	$(0.04)	$0.22
Annual growth	5.0%	42.9%	100.0%	.0%	100.0%	(25.0)%	22.7%

	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Total loans
At September 30, 2006	$980,140	$536,309	$—	$—	$—	$45	$1,516,494
At June 30, 2006	$954,389	$500,879	$—	$—	$—	$17	$1,455,285
Annualized quarterly growth	10.7%	28.1%	—	—	—	653.5%	16.7%

At September 30, 2005	$854,627	$415,791	$—	$—	$—	$73	$1,270,491
Annual growth	14.7%	29.0%	.0%	.0%	.0%	(38.4)%	19.4%

Total deposits and customer repurchase agreements
At September 30, 2006	$1,318,720	$323,130	$—	$833	$—	$—	$1,642,683
At June 30, 2006	$1,332,349	$311,744	$—	$891	$—	$—	$1,644,984
Annualized quarterly growth	(4.1)%	14.5%	—	(25.8)%	—	—	(.6)%

At September 30, 2005	$1,166,010	$290,445	$—	$880	$—	$—	$1,457,335
Annual growth	13.1%	11.3%	.0%	(5.3)%	.0%	.0%	12.7%

CoBiz Inc.

September 30, 2006

(unaudited)

(Dollars in thousands)

	For the Quarter ended September 30, 2006
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$25,817	$9,816	$34	$5	$2	$85	$35,759
Total interest expense	11,831	2,329	—	—	4	1,431	15,595
Net interest income	13,986	7,487	34	5	(2)	(1,346)	20,164
Provision for credit losses	(60)	150	—	—	—	(15)	75
Net interest income after provision for credit losses	14,046	7,337	34	5	(2)	(1,331)	20,089
Noninterest income	1,251	418	1,063	1,030	3,525	(4)	7,283
Noninterest expense and minority interest	2,788	2,462	1,135	885	3,005	7,212	17,487
Income before income taxes	12,509	5,293	(38)	150	518	(8,547)	9,885
Provision for income taxes	4,556	2,002	(8)	58	210	(3,189)	3,629
Net income before management fees and overhead allocations	$7,953	$3,291	$(30)	$92	$308	$(5,358)	$6,256
Management fees and overhead allocations, net of tax	2,934	1,072	38	43	79	(4,166)	—
Net income	$5,019	$2,219	$(68)	$49	$229	$(1,192)	$6,256

	For the Quarter ended June 30, 2006
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$24,417	$8,749	$7	$6	$2	$37	$33,218
Total interest expense	10,418	1,897	—	—	—	1,341	13,656
Net interest income	13,999	6,852	7	6	2	(1,304)	19,562
Provision for credit losses	722	(35)	—	—	—	—	687
Net interest income after provision for credit losses	13,277	6,887	7	6	2	(1,304)	18,875
Noninterest income	1,135	361	1,908	1,042	2,766	7	7,219
Noninterest expense and minority interest	2,594	2,210	1,324	925	2,634	7,125	16,812
Income before income taxes	11,818	5,038	591	123	134	(8,422)	9,282
Provision for income taxes	4,454	1,908	235	53	67	(3,241)	3,476
Net income before management fees and overhead allocations	$7,364	$3,130	$356	$70	$67	$(5,181)	$5,806
Management fees and overhead allocations, net of tax	2,781	1,029	39	45	81	(3,975)	—
Net income	$4,583	$2,101	$317	$25	$(14)	$(1,206)	$5,806

	For the Quarter ended September 30, 2005
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$19,757	$7,216	$4	$3	$—	$31	$27,011
Total interest expense	6,424	1,293	—	—	—	995	8,712
Net interest income	13,333	5,923	4	3	—	(964)	18,299
Provision for credit losses	463	434	—	—	—	(50)	847
Net interest income after provision for credit losses	12,870	5,489	4	3	—	(914)	17,452
Noninterest income	1,043	293	727	978	2,389	—	5,430
Noninterest expense and minority interest	3,040	2,197	877	867	2,384	5,878	15,243
Income before income taxes	10,873	3,585	(146)	114	5	(6,792)	7,639
Provision for income taxes	3,815	1,341	(55)	46	7	(2,559)	2,595
Net income before management fees and overhead allocations	$7,058	$2,244	$(91)	$68	$(2)	$(4,233)	$5,044
Management fees and overhead allocations, net of tax	2,433	731	32	38	61	(3,295)	—
Net income	$4,625	$1,513	$(123)	$30	$(63)	$(938)	$5,044

CoBiz Inc

September 30, 2006

(unaudited)

(Dollars in thousands)

	Quarter ended September 30,				Nine Months ended September 30,
			Increase/(decrease)				Increase/(decrease)
	2006	2005	Amount	%	2006	2005	Amount	%
NONINTEREST INCOME
Deposit service charges	$679	$678	$1	0%	$2,104	$2,150	$(46)	(2)%
Other loan fees	186	196	(10)	(5)%	555	542	13	2%
Investment advisory and trust income	1,030	978	52	5%	3,054	2,945	109	4%
Insurance income	3,525	2,389	1,136	48%	9,088	7,712	1,376	18%
Investment banking income	1,063	727	336	46%	4,118	2,694	1,424	53%
Other income	800	462	338	73%	1,923	1,421	502	35%
Gain on sale of other assets and securities	—	—	—	100%	—	—	—	100%
Total noninterest income	$7,283	$5,430	$1,853	34%	$20,842	$17,464	$3,378	19%

	Quarter ended September 30,				Nine Months ended September 30,
			Increase/(decrease)				Increase/(decrease)
	2006	2005	Amount	%	2006	2005	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$11,544	$9,795	$1,749	18%	$33,364	$29,141	$4,223	14%
Stock-based compensation	311	—	311	100%	855	—	855	100%
Occupancy expenses, premises and equipment	2,961	2,814	147	5%	8,517	8,181	336	4%
Amortization of intangibles	118	137	(19)	(14)%	355	415	(60)	(14)%
Other operating expenses	2,506	2,484	22	1%	7,742	7,680	62	1%
Loss on sale of other assets and securities	47	13	34	262%	73	139	(66)	(47)%
Total noninterest expenses	$17,487	$15,243	$2,244	15%	$50,906	$45,556	$5,350	12%

	September 30, 2006		December 31, 2005		September 30, 2005
		% of		% of		% of
	Amount	Portfolio	Amount	Portfolio	Amount	Portfolio
LOANS
Commercial	$451,593	30.1%	$421,497	32.0%	$412,121	32.9%
Real Estate - mortgage	706,749	47.2%	682,503	51.9%	647,614	51.6%
Real Estate - construction	280,437	18.7%	150,680	11.5%	135,585	10.8%
Consumer	64,269	4.3%	65,932	5.0%	63,108	5.0%
Other	13,446	0.9%	12,056	0.9%	12,063	1.0%
Gross loans	1,516,494	101.2%	1,332,668	101.3%	1,270,491	101.3%
Less allowance for loan losses	(17,715)	(1.2)%	(16,906)	(1.3)%	(16,440)	(1.3)%
Net loans	$1,498,779	100.0%	$1,315,762	100.0%	$1,254,051	100.0%

	September 30, 2006		December 31, 2005		September 30, 2005
		% of		% of		% of
	Amount	Portfolio	Amount	Portfolio	Amount	Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$500,262	30.5%	$502,283	32.5%	$470,358	32.3%
Savings	11,304	0.7%	8,461	0.5%	9,632	0.7%
Certificates of deposits under $100,000	70,850	4.3%	81,336	5.3%	87,114	6.0%
Certificates of deposits $100,000 and over	376,350	22.9%	298,781	19.4%	311,567	21.4%
Total interest-bearing deposits	958,766	58.4%	890,861	57.7%	878,671	60.3%
Noninterest-bearing demand deposits	437,571	26.6%	436,091	28.3%	433,787	29.8%
Customer repurchase agreements	246,346	15.0%	216,725	14.0%	144,877	9.9%
Total deposits and customer repurchase agreements	$1,642,683	100.0%	$1,543,677	100.0%	$1,457,335	100.0%

CoBiz Inc.

September 30, 2006

(unaudited)

(Dollars in thousands)

	For the quarter ended September 30,
		2006			2005
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	$7,068	$120	6.64%	$2,750	$48	6.83%
Investment securities	476,049	5,595	4.60%	479,920	4,616	3.76%
Loans	1,480,819	30,172	7.97%	1,232,413	22,448	7.13%
Allowance for loan losses	(17,524)	—		(15,979)	—
Total interest earning assets	$1,946,412	$35,887	7.21%	$1,699,104	$27,112	6.24%
Noninterest-earning assets
Cash and due from banks	46,342			47,869
Other	106,671			98,255
TOTAL ASSETS	$2,099,425			$1,845,228

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$508,351	$3,611	2.82%	$458,639	$2,071	1.79%
Savings deposits	10,319	32	1.23%	10,195	11	0.43%
Certificates of deposits
Under $100,000	75,258	796	4.20%	85,301	639	2.97%
$100,000 and over	384,684	4,584	4.73%	308,218	2,412	3.10%
Total Interest-bearing deposits	$978,612	$9,023	3.66%	$862,353	$5,133	2.36%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	454,215	5,134	4.42%	342,351	2,583	2.95%
Junior subordinated debentures	72,166	1,438	7.80%	64,994	996	6.00%
Total interest-bearing liabilities	$1,504,993	$15,595	4.09%	$1,269,698	$8,712	2.71%
Noninterest-bearing demand accounts	425,798			429,100
Total deposits and interest-bearing liabilities	1,930,791			1,698,798
Other noninterest-bearing liabilities	19,033			12,089
Total liabilities and preferred securities	1,949,824			1,710,887
Shareholders’ equity	149,601			134,341
Total liabilities and shareholders’ equity	$2,099,425			$1,845,228
Net interest income		$20,292			$18,400
Net interest spread			3.12%			3.53%
Net interest margin			4.14%			4.30%
Ratio of average interest-earning assets to average interest-bearing liabilities	129.33%			133.82%

CoBiz Inc.

September 30, 2006

(unaudited)

(Dollars in thousands)

	For the nine months ended September 30,
		2006			2005
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	$6,275	$297	6.32%	$3,629	$166	6.12%
Investment securities	471,454	15,992	4.54%	485,557	13,633	3.75%
Loans	1,420,812	83,792	7.88%	1,178,780	61,226	6.94%
Allowance for loan losses	(17,224)	—		(15,380)	—
Total interest earning assets	$1,881,317	$100,081	7.11%	$1,652,586	$75,025	6.07%
Noninterest-earning assets
Cash and due from banks	47,135			40,978
Other	103,330			93,679
TOTAL ASSETS	$2,031,782			$1,787,243

Liabilities and Shareholders’ Equity
Deposits
NOW and money market deposits	$510,395	$10,034	2.63%	$451,824	$4,837	1.43%
Savings deposits	8,994	61	0.91%	10,878	30	0.37%
Certificates of deposits
Under $100,000	79,151	2,317	3.91%	82,778	1,691	2.73%
$100,000 and over	346,150	11,227	4.34%	280,502	5,834	2.78%
Total Interest-bearing deposits	$944,690	$23,639	3.35%	$825,982	$12,392	2.01%
Other borrowings
Securities sold under agreements to repurchase and other short-term borrowings	427,764	13,453	4.20%	356,696	6,840	2.56%
Junior subordinated debentures	72,166	4,022	7.45%	69,346	3,219	6.21%
Total interest-bearing liabilities	$1,444,620	$41,114	3.80%	$1,252,024	$22,451	2.40%
Noninterest-bearing demand accounts	427,058			394,963
Total deposits and interest-bearing liabilities	1,871,678			1,646,987
Other noninterest-bearing liabilities	16,139			12,001
Total liabilities and preferred securities	1,887,817			1,658,988
Shareholders’ equity	143,965			128,255
Total liabilities and shareholders’ equity	$2,031,782			$1,787,243
Net interest income		$58,967			$52,574
Net interest spread			3.31%			3.67%
Net interest margin			4.19%			4.25%
Ratio of average interest-earning assets to average interest-bearing liabilities	130.23%			131.99%